UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2010

EMTEC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Lincoln Drive
5 Greentree Center, Suite 117
Marlton, New Jersey 08053
 (Address of principal executive offices)

(856) 552-4204
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2010, Emtec Federal, Inc. (“Emtec Federal”), a wholly-owned subsidiary of Emtec, Inc. (the “Registrant”), Secure Data, Inc. (“Secure Data”) and the stockholders of Secure Data (the “Stockholders”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which Emtec Federal acquired all of the outstanding stock of Secure Data from the Stockholders for aggregate consideration of up to approximately $4.1 million, plus 175,000 shares of restricted common stock of the Registrant.  The purchase price consisted of (i) cash at closing in an aggregate amount equal to $2.5 million, (ii) 175,000 shares of restricted common stock of the Registrant and (iii) the potential right to receive installments of additional cash consideration each year for the next three years on the anniversary of the closing and/or 100,000 shares of restricted common stock of the Registrant on the third anniversary of the closing, in each case, if certain performance goals are met. The 175,000 shares of restricted common stock received by the Stockholders upon the closing of the transaction are subject to a three-year lock-up, pursuant to which one-third of the shares will be released each year.  The total amount that may be earned under the earn out is either $1.6 million or $1.2 million plus 100,000 shares of restricted common stock.  The purchase price may be increased or decreased pursuant to a post-closing working capital adjustment.

Concurrently with the acquisition of Secure Data, Emtec Federal entered into employment agreements with Secure Data’s four top executives, Raymond Kelly, Matthew Swanson, Aaron L. Broyles and Lonnie E. McMinn.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is hereby incorporated by reference into Item 2.01 of this Current Report on Form 8-K.

On June 4, 2010, Emtec Federal completed its acquisition of all the outstanding stock of Secure Data pursuant to the Purchase Agreement.  The acquisition was funded through borrowings under the Registrant’s credit facility with De Lage Landen Financial Services, Inc.  The closing of the acquisition was effective as of 12:01 a.m. on June 4, 2010.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and 2.01 above is hereby incorporated by reference into Item 3.02 of this Current Report on Form 8-K.

On June 4, 2010, Emtec Federal acquired all of the outstanding stock of Secure Data pursuant to the Purchase Agreement for aggregate consideration of approximately $4.1 million, plus (i) 175,000 shares of restricted common stock of the Registrant and/or (ii) the potential right to receive 100,000 shares of restricted common stock of the Registrant on the third anniversary of the closing if certain performance goals are met.  The securities were sold only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), were not registered under the  Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities law, which exempt transactions by an issuer not involving any public offering.  The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was restricted under the terms of the Purchase Agreement.

Item 7.01. Regulation FD Disclosure.

On June 9, 2010, the Registrant issued a press release announcing the consummation of its acquisition of Secure Data.  A copy of the press release is attached to this report as Exhibit 99.1.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Emtec Inc. Press Release dated June 9, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMTEC, INC.

Date: June 10, 2010	By:	/s/ Gregory Chandler
Name : Gregory Chandler
Title : Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Emtec Inc. Press Release dated June 9, 2010.